UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

NWPX Infrastructure, Inc.
(Exact name of registrant as specified in its charter)

Oregon	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 NE Park Plaza Drive, Suite 100
Vancouver, WA 98684
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 360‑397‑6250

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NWPX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 13, 2025, NWPX Infrastructure, Inc. and its wholly-owned subsidiaries NWPC, LLC, Geneva Pipe and Precast Company, and Park Environmental Equipment, LLC (together, the “Company”), along with certain of the Company’s other wholly-owned subsidiaries, entered into a Fourth Amendment to Credit Agreement and Ratification of Loan Documents (the “Fourth Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the lenders from time to time party thereto, including the initial sole lender, Wells Fargo (the “Lenders”) to, among other modifications, extend the maturity date from June 29, 2028 to August 13, 2030 and reduce the pricing.

The Credit Agreement dated June 30, 2021 with Wells Fargo, as administrative agent, and the lenders from time to time party thereto, including the Lenders, as amended by the Incremental Amendment dated October 22, 2021, the Second Amendment to Credit Agreement dated April 29, 2022, the Third Amendment to Credit Agreement dated June 29, 2023, and the Fourth Amendment (together, the “Amended Credit Agreement”) provides for a revolving loan, swingline loan, and letters of credit in the aggregate amount of up to $125 million, with an option for the Company to increase that amount by $50 million, subject to the provisions of the Amended Credit Agreement.

Revolving loans under the Amended Credit Agreement bear interest at rates related to, at our option and subject to the provisions of the Amended Credit Agreement, either: (i) Base Rate (as defined in the Amended Credit Agreement) plus the Applicable Margin; (ii) Adjusted Daily Simple Secured Overnight Finance Rate (“SOFR”) (as defined in the Amended Credit Agreement) plus the Applicable Margin; or (iii) Adjusted Term SOFR (as defined in the Amended Credit Agreement) plus the Applicable Margin. The “Applicable Margin” is 0.50% to 2.00%, depending on our Consolidated Senior Leverage Ratio (as defined in the Amended Credit Agreement) and the interest rate option chosen. Interest on outstanding revolving loans is payable monthly in arrears. Swingline loans under the Amended Credit Agreement bear interest at the Base Rate plus the Applicable Margin. The Amended Credit Agreement requires the payment of a commitment fee of between 0.20% and 0.25%, based on the amount by which the Revolver Commitment exceeds the average daily balance of outstanding borrowings (as defined in the Amended Credit Agreement). Such fee is payable monthly in arrears. We are also obligated to pay additional fees customary for credit facilities of this size and type.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed herewith as Exhibit 10.1 to this Report, and is incorporated herein by reference. A more detailed description of the Credit Agreement dated June 30, 2021 is available in the Company’s Current Report on Form 8‑K filed with the Securities and Exchange Commission on July 7, 2021. A more detailed description of the Incremental Amendment dated October 22, 2021 is available in the Company’s Current Report on Form 8‑K filed with the Securities and Exchange Commission on October 28, 2021. A more detailed description of the Second Amendment to Credit Agreement dated April 29, 2022 is available in the Company’s Form 10‑Q for the quarter ended March 31, 2022 filed with the Securities and Exchange Commission on May 6, 2022. A more detailed description of the Third Amendment to Credit Agreement dated June 29, 2023 is available in the Company’s Current Report on Form 8‑K filed with the Securities and Exchange Commission on July 3, 2023.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEEET ARRANGEMENT OF A REGISTRANT

The information in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Fourth Amendment to Credit Agreement and Ratification of Loan Documents dated as of August 13, 2025, by and among NWPX Infrastructure, Inc., NWPC, LLC, Geneva Pipe and Precast Company, Park Environmental Equipment, LLC, certain other subsidiaries of NWPX Infrastructure, Inc., and Wells Fargo Bank, National Association *

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments to the Fourth Amendment have been omitted pursuant to Instruction 4 to Item 1.01 of the Form 8‑K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on August 19, 2025.

NWPX INFRASTRUCTURE, INC.
(Registrant)

By	/s/ Aaron Wilkins
Aaron Wilkins Senior Vice President, Chief Financial Officer, and Corporate Secretary